aMENDMENT NO. 2 TO ADMINISTRATION, BOOKKEEPING AND PRICING SERVICES AGREEMENT

This Amendment No. 2 to the Administration, Bookkeeping and Pricing Services Agreement dated as of November --13, 2017 (the "Amendment"), by and between Resource Real Estate Diversified Income Fund (the "Fund"), organized as a Delaware statutory trust, and ALPS Fund Services, Inc. ("ALPS"), a Colorado corporation.

WHEREAS, the Fund and ALPS entered into an Administration, Bookkeeping and Pricing Services Agreement dated November 4, 2014, as amended on February 9, 2015 (collectively, the “Agreement”); and

WHEREAS, the Fund and ALPS wish to amend the Agreement in certain respects as more fully set forth below effective as of the date of this Amendment; and

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Effective as of the date of this Amendment, APPENDIX B (SERVICES) of the Agreement is deleted in its entirety and replaced with the APPENDIX B (SERVICES) attached hereto and incorporated by reference herein.

2.  Effective as of the date of this Amendment, APPENDIX C (COMPENSATION) of the Agreement is deleted in its entirety and replaced with the APPENDIX C (COMPENSATION) attached hereto and incorporated by reference herein.

3. The term of the Agreement is extended for an additional two (2) year term beginning November 10, 2017 (the “Amendment Term”) and shall renew at the end of the Amendment Term and each year thereafter for an additional one year periods, until terminated by either party upon not less than 60 days written notice prior to the expiration of the then current term, subject to the terms as set forth in the Agreement.

4. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

RESOURCE REAL ESTATE DIVERSIFIED INCOME FUND

By:	/s/ Justin Milberg
Name:	Justin Milberg
Title:	President

ALPS FUND SERVICES, INC.

By:	/s/ Jeremy O. May
Name:	Jeremy O. May
Title:	President